As filed with the Securities and Exchange Commission on March 21, 2024.

Registration No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-10

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

ELECTROVAYA INC.

(Exact name of Registrant as specified in its charter)

Ontario, Canada
(Province or other jurisdiction of incorporation or organization)

3692
(Primary Standard Industrial Classification Code Number (if applicable))

N/A
(I.R.S. Employer Identification Number (if applicable))

6688 Kitimat Road

Mississauga, Ontario, Canada L5N 1P8

(905) 855-4627
(Address and telephone number of Registrant's principal executive offices)

Cogency Global Inc.
122 East 42nd Street, 18th Floor

New York, NY 10168

1-800-221-0102
(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies of all communications, including communications sent to agent for service, should be sent to:

Raj Das Gupta Electrovaya Inc. 6688 Kitimat Road Mississauga, Ontario, Canada L5N 1P8 (905) 855-4627	Daniel Nauth Nauth LPC 217 Queen Street West, Suite 401 Toronto, Ontario, Canada M5V 0R2 (416) 477-6031

Approximate date of commencement of proposed sale of the securities to the public:
From time to time after the effective date of this registration statement.

Province of Ontario, Canada
(Principal jurisdiction regulating this offering (if applicable))

It is proposed that this filing shall become effective (check appropriate box below):

A.	☐	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	☒	at some future date (check the appropriate box below):

	1.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).

	2.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).

	3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

	4.	☒	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box. ☒

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registration statement shall become effective as provided in Rule 467 under the U.S. Securities Act or on such date as the Commission, acting pursuant to Section 8(a) of the U.S. Securities Act, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

A copy of this preliminary short form prospectus has been filed with the securities regulatory authorities in each of the provinces and territories of Canada, but has not yet become final for the purpose of the sale of securities. Information contained in this preliminary short form prospectus may not be complete and may have to be amended. The securities may not be sold until a receipt for the short form prospectus is obtained from the securities regulatory authorities.

This preliminary short form prospectus is a base shelf prospectus. This preliminary short form base shelf prospectus has been filed under legislation in each of the provinces and territories of Canada that permits certain information about these securities to be determined after this preliminary short form base shelf prospectus has become final and that permits the omission from this preliminary short form base shelf prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This preliminary short form prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and only by persons permitted to sell these securities in those jurisdictions.

The information contained herein is subject to completion and amendment. A registration statement relating to these securities will be filed with the United States Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state of the United States in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state of the United States.

Information has been incorporated by reference in this prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Secretary of Electrovaya Inc. at 6688 Kitimat Road, Mississauga, Ontario, Canada L5N 1P8 +1 (905) 855-4627 and are also available electronically on SEDAR+ at www.sedarplus.ca and on the Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) at www.sec.gov.

PRELIMINARY SHORT FORM BASE SHELF PROSPECTUS

New Issue	March 21, 2024

ELECTROVAYA INC.

Common Shares

Debt Securities

Subscription Receipts

Warrants

Units

USD$100,000,000

i

This preliminary short form base shelf prospectus of Electrovaya Inc. (the “Company”) relates to the issuance and offering for sale of the following securities from time to time: (i) common shares of the Company (“Common Shares”); (ii) senior or unsecured debt securities, including convertible debt securities (collectively, “Debt Securities”); (iii) subscription receipts (“Subscription Receipts”); (iv) warrants to purchase Common Shares (“Warrants”); or (v) units comprised of one or more of the other securities (“Units”) described in this preliminary short form base shelf prospectus (all of the foregoing collectively, the “Securities”) or any combination thereof during the 25-month period that this Prospectus, including any amendments hereto, remains effective. Securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in an accompanying prospectus supplement.

The Company may sell up to USD$100,000,000 (or the equivalent thereof in other currencies) in aggregate initial offering amount of Securities or, if any Debt Securities are issued at an original issue discount, such greater amount as shall result in an aggregate issue price of USD$100,000,000 (or the equivalent thereof in other currencies). The specific terms of the Securities with respect to a particular offering will be set out in the applicable prospectus supplement and may include, where applicable: (i) in the case of Common Shares, the number of Common Shares offered, the offering price (or the manner of determination thereof if offered on a non-fixed price basis, including sales in transactions that are deemed to be “at-the-market distributions” as defined in National Instrument 44-102 – Shelf Distributions (“NI 44-102”)), whether the Common Shares are being offered for cash, and any other terms specific to the Common Shares being offered; (ii) in the case of Debt Securities, the specific designation, aggregate principal amount, the currency or the currency unit for which such securities may be purchased, maturity, interest provisions, authorized denominations, offering price (or the manner of determination thereof if offered on a non-fixed price basis), any terms for redemption, exchange or conversion, any sinking fund payments and any other specific terms; (iii) in the case of Subscription Receipts, the number of Subscription Receipts being offered, the offering price (or the manner of determination thereof if offered on a non-fixed price basis), the procedures for the exchange of the Subscription Receipts for Common Shares, Debt Securities, Warrants or Units, as the case may be, the currency in which the Subscription Receipts are issued and any other specific terms; (iv) in the case of Warrants, the offering price, whether the Warrants are being offered for cash, the designation, the number and the terms of the Common Shares purchasable upon exercise of the Warrants, any procedures that will result in the adjustment of these numbers, the exercise price, the dates and periods of exercise, and any other terms specific to the Warrants being offered; and (v) in the case of Units, the designation and terms of the Units and of the securities comprising the Units and any other specific terms. Where required by statute, regulation or policy, and where Securities are offered in currencies other than United States dollars, appropriate disclosure of foreign exchange rates applicable to the Securities will be included in the prospectus supplement describing the Securities.

This Prospectus does not qualify for issuance Debt Securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to one or more underlying interests including, for example, a statistical measure of economic or financial performance including, but not limited to, any currency, consumer price or mortgage index, or the price or value of one or more commodities, indices or other items, or any other item or formula, or any combination or basket of the foregoing items. For greater certainty, this Prospectus may qualify for issuance Debt Securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to published rates of a central banking authority or one or more financial institutions, such as a prime rate or bankers’ acceptance rate, or to recognized market benchmark interest rates.

All information permitted under applicable law to be omitted from this Prospectus will be contained in one or more prospectus supplements that will be delivered to purchasers together with this Prospectus (except where an exemption from such delivery is available under applicable securities laws). Each prospectus supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the prospectus supplement and only for the purposes of the distribution of the Securities to which the prospectus supplement pertains.

This Prospectus constitutes a public offering of the Securities only in those jurisdictions where they may be lawfully offered for sale and only by persons permitted to sell the Securities in those jurisdictions. The Company may offer and sell Securities to, or through, underwriters or dealers and may also offer and sell certain Securities directly to other purchasers or through agents pursuant to exemptions from registration or qualification under applicable securities laws. A prospectus supplement relating to each issue of Securities offered thereby will set forth the names of any underwriters, dealers or agents involved in the offering and sale of the Securities and will set forth the terms of the offering of the Securities, the method of distribution of the Securities including, to the extent applicable, the proceeds to the Company and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution.

The sale of Common Shares may be effected under this Prospectus from time to time in one or more transactions at non-fixed prices pursuant to transactions that are “at-the-market distributions” as defined in NI 44-102, including sales made directly on the Toronto Stock Exchange (“TSX”), NASDAQ Capital Market (“NASDAQ”) or other existing trading markets for the Common Shares, and as set forth in a prospectus supplement for such purpose. See “Plan of Distribution”.

Unless otherwise specified in the relevant prospectus supplement, in connection with any offering of Securities, other than an “at-the-market distribution”, the underwriters, dealers or agents who participate in the distribution of Securities may over-allot or effect transactions which stabilize or maintain the market price of the securities offered at levels other than those which might otherwise prevail in the open market. Such transactions may be commenced, interrupted or discontinued at any time. No underwriter involved in an “at-the-market distribution”, no affiliate of such an underwriter and no person or company acting jointly or in concert with such an underwriter may over-allot Common Shares in connection with the distribution or may effect any other transactions that are intended to stabilize or maintain the market price of the Common Shares in connection with an “at-the-market distribution”. See “Plan of Distribution”.

The outstanding Common Shares are listed on the TSX and are also listed on NASDAQ, in each case under the symbol “ELVA”. Unless otherwise specified in the applicable prospectus supplement, no Securities sold pursuant to a prospectus supplement, other than Common Shares, will be listed on any securities exchange.

Any offering of Debt Securities, Subscription Receipts, Warrants or Units will be a new issue of securities with no established trading market. Unless otherwise specified in the applicable prospectus supplement, the Debt Securities, Subscription Receipts, Warrants and Units will not be listed on any securities exchange and there is no market through which the Securities, other than the Common Shares, may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities, and the extent of issuer regulation. Prospective investors should review the risk factors in the prospectus supplement to be issued in relation to any particular offering of Debt Securities, Subscription Receipts, Warrants or Units.

To the extent required, earnings coverage ratios will be provided in the applicable prospectus supplement with respect to the issuance of Debt Securities pursuant to this Prospectus.

This offering is made by a Canadian issuer that is permitted, under a multijurisdictional disclosure system adopted by the United States and Canada (“MJDS”), to prepare this Prospectus in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States. The financial statements incorporated by reference into this Prospectus have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board and Interpretations of the International Financial Reporting Interpretations Committee and are subject to Canadian auditing and auditor independence standards and thus may not be comparable to financial statements of United States companies.

The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that the Company is incorporated or organized under, and governed by, the laws of Canada, that some or all of the Company’s officers and directors may be residents of a foreign country, that some of the experts, underwriters, dealers or agents named in this Prospectus or any prospectus supplement may by residents of a foreign country and that all or a substantial portion of the assets of the Company and said persons may be located outside the United States. See “Enforceability of Certain Civil Liabilities and Agent for Service of Process”.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE OF THE UNITED STATES OR ANY CANADIAN SECURITIES REGULATOR NOR HAS THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, THE SECURITIES COMMISSION OF ANY STATE OF THE UNITED STATES OR ANY CANADIAN SECURITIES REGULATOR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

An investment in the Securities is speculative and involves a high degree of risk. Only potential investors who are experienced in high risk investments and who can afford to lose their entire investment should consider an investment in the Company. See “Risk Factors” in this Prospectus, in the Annual Information Form for the year ended September 30, 2023, which is incorporated by reference in this Prospectus, and in all other documents incorporated by reference in this Prospectus.

No securities regulator has approved or disapproved these Securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offence.

No underwriter has been involved in the preparation of this Prospectus nor has any underwriter performed any review of the contents of this Prospectus.

Investing in the Securities involves certain risks. Prospective purchasers of the Securities should carefully consider all the information in this Prospectus and in the documents incorporated by reference in this Prospectus.

Prospective investors should be aware that the acquisition of the Securities may have tax consequences both in Canada and in the United States. Such consequences, including for investors who are resident in, or citizens of, the United States, may not be described fully herein or in any applicable prospectus supplement. Prospective investors should carefully read the tax discussion contained in any applicable prospectus supplement with respect to a particular offering of Securities and consult their own tax advisors regarding the application of Canadian and United States federal income tax laws to their particular circumstances, as well as any other provincial, state, foreign and other tax consequences of acquiring, holding or disposing of the Securities.

Unless otherwise indicated, all references to dollar amounts in this Prospectus are to United States dollars.

The Company’s registered and head office is located at 6688 Kitimat Road, Mississauga, Ontario, Canada L5N 1P8.

Messrs. Kartick Kumar and Steven Berkenfeld, directors of the Company, reside outside of Canada. Each of Mr. Kumar and Mr. Berkenfeld have appointed the Company as their agent for service of process at its head office at the address above.

An investor’s ability to enforce civil liabilities under United States federal securities laws may be affected adversely because: (i) the Company is governed by the Business Corporations Act Ontario (“OBCA”); (ii) the officers and all but two of the directors named in this Prospectus are not residents of the United States; and (iii) certain of the Company’s assets and all or a substantial portion of the assets of such persons are located outside of the United States. See “Enforceability of Certain Civil Liabilities and Agent for Service of Process”.

Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process. See “Risk Factors – Enforcement of Judgments.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This Prospectus and the documents incorporated by reference herein contain "forward-looking information" and "forward-looking statements," within the meaning of applicable securities laws (collectively, "forward-looking statements") that relate to the Company’s current expectations and beliefs with respect to future events. In some cases, these forward-looking statements can be identified by words or phrases such as “may”, “might”, “will”, “expect”, “anticipate”, “forecast”, “estimate”, “intend”, “plan”, “indicate”, “seek”, “believe”, “predict” or “likely”, or the negative of these terms, or other similar expressions intended to identify forward-looking statements.

Forward-looking statements included herein and in the documents incorporated by reference are based on management’s reasonable beliefs, expectations and opinions as of the date of this Prospectus (or as of the date they are otherwise stated to be made). Although the Company has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. There is no assurance that such statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. The Company does not undertake to update or revise any forward-looking statements, except as, and to the extent required by, applicable securities laws in Canada.

Specific forward-looking statements contained in this Prospectus, include, among others, statements with respect to management’s beliefs, expectations or intentions with respect to:

●	the deployment of the Company’s products by the Company’s customers and the timing for delivery thereof;

●	forecasts of revenue levels;

●	financial projections, including projected sales, cost of sales, gross margin, working capital, cash flow, and overheads anticipated in 2024;

●	the Company’s projection that it will be cash flow positive in the next 12 months based on the anticipated revenue the Company believes it will achieve in the next 12 months;

●	the Company’s ability to manage working capital and maintain cash management policies and cost control programs;

●	anticipated cash needs and the Company’s requirements for additional financing;

●	the Company’s ability to fund ongoing operations and meet its obligations with respect to its operations; and

●	the performance characteristics of the Company’s lithium-ion technology.

Readers are cautioned that the foregoing list of forward-looking statements should not be construed as being exhaustive. Additional forward-looking statements are included and specifically identified in the documents incorporated by reference herein, and are qualified by reference to the text of any note regarding the identification of forward-looking statements and a description of material assumptions and risks included therein.

Forward-looking statements are based on certain assumptions and analyses made by the Company in light of the experience and perception of historical trends, current conditions and expected future developments and other factors it believes are appropriate. In making the forward-looking statements included in this Prospectus and in documents incorporated by reference herein, the Company has made various material assumptions, including but not limited to:

●	that the Company’s customers will deploy its products in accordance with communicated intentions;

●	that the Company will be able to deliver ordered products on a basis consistent with past deliveries, and that the Company’s customer counterparties will meet their production and demand growth targets;

●	the Company’s ability to successfully execute its plans and intentions, including with respect to the entry into new business segments and servicing existing customers;

●	the availability to obtain financing on reasonable commercial terms;

●	the Company’s ability to attract and retain skilled staff;

●	the products and technology offered by the Company’s competitors;

●	that the Company’s relationships with its suppliers, customers and other third parties will be maintained;

●	the Company’s ability to generate and fulfill purchase orders, including obtaining financing to be able to maintain production;

●	market growth for lithium-ion battery applications;

●	the Company’s ability to service additional market segments, including electric bus manufacturers;

●	the Company’s ability to service existing debt obligations and adhere to negotiated debt covenants;

●	the regulatory, legal and political framework governing taxes and environmental matters in the jurisdictions in which the Company conducts and will conduct its business and the interpretations of applicable laws;

●	the Company’s future research and development levels and future production levels;

●	the Company’s operating costs;

●	future capital expenditures to be made by the Company; and

●	the impact of increasing competition and new technologies on the Company.

Whether actual results, performance or achievements will conform to the Company’s expectations and predictions is subject to a number of known and unknown risks, uncertainties, assumptions and other factors, including those listed under the heading “Risk Factors” herein and in the Annual Information Form, and in other documents incorporated by reference herein. Important factors that could cause actual results to differ materially from expectations include but are not limited to:

●	macroeconomic effects on the Company and its business, and on the lithium battery industry generally;

●	that the Company will not be able to obtain financing on reasonable commercial terms or at all;

●	that the Company’s products will not perform as expected;

●	that the Company will not be able to generate new purchase orders or fulfill purchase orders from the Company’s existing customers;

●	supply and demand fundamentals for lithium-ion batteries;

●	the risk that raw material costs could increase and make the Company’s products uneconomical to produce or distribute;

●	the risk of interest rate increases, persistent inflation in the United States and Canada and other macroeconomic challenges; and

●	the political, economic, regulatory and business stability of, or otherwise affecting, the jurisdictions in which the Company operates.

If any of these risks or uncertainties materialize, or if assumptions underlying the forward-looking statements otherwise prove incorrect, actual results might vary materially from those anticipated in, or implied by, those forward-looking statements. The assumptions referred to above and described in greater detail under “Risk Factors” herein and in the Annual Information Form must be carefully considered by readers.

All of the forward-looking statements contained in this Prospectus and in the documents incorporated by reference herein are expressly qualified by the foregoing cautionary statements. Investors should read this entire Prospectus, including the documents incorporated by reference herein, and consult their own professional advisors to assess their risk tolerance, income tax and other legal considerations, and other aspects of their investment.

AVAILABLE INFORMATION

Investors should rely only on information contained or incorporated by reference in this Prospectus and any applicable prospectus supplement. The Company has not authorized anyone to provide the investor with different information. The information included in this Prospectus and the documents incorporated by reference is accurate only as of their respective dates. The business, financial condition, results of operation and prospects of the Company may have changed since those dates.

In addition to our continuous disclosure obligations under the securities laws of the provinces and territories of Canada, we are subject to the informational requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) and in accordance therewith file reports and other information with the United States Securities and Exchange Commission (“SEC”). Under MJDS, such reports and other information may be prepared in accordance with Canadian disclosure requirements, which requirements are different from those of the United States. As a foreign private issuer, the Company is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and the Company's officers and directors are exempt from the reporting and short swing profit recovery provisions contained in Section 16 of the Exchange Act. Some of the documents that we file with or furnish to the SEC are electronically available from EDGAR, and may be accessed at www.sec.gov.

The Company is concurrently filing a registration statement on Form F-10 (the “Registration Statement”) with the SEC under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”), with respect to the Securities. This Prospectus, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information with respect to the Company and the Securities offered in this Prospectus, reference is made to the Registration Statement and to the schedules and exhibits filed therewith. Statements contained in this Prospectus as to the contents of certain documents are not necessarily complete and, in each instance, reference is made to the copy of the document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference. You may refer to the Registration Statement and the exhibits to the Registration Statement for further information with respect to the Company and the Securities. See “Documents Filed as Part of the Registration Statement”.

GENERAL MATTERS

Potential investors should rely only on the information contained in or incorporated by reference in this Prospectus or any applicable prospectus supplement. References to this “Prospectus” refer to this short form base shelf prospectus, including the documents incorporated by reference herein. We have not authorized anyone to provide you with information that is different than the information contained herein. If anyone provides you with different or additional information, you should not rely on it. The information contained on our website is not a part of this Prospectus and is not incorporated by reference into this Prospectus despite any references to such information in this Prospectus or the documents incorporated by reference, and prospective investors should not rely on such information when deciding whether or not to invest in the Securities. The Company is not making an offer of these Securities where the offer is not permitted by law.

You should assume that information contained in this Prospectus or any applicable prospectus supplement is accurate only as of the date on the front of those documents and that information contained in any document incorporated by reference is accurate only as of the date of that document, regardless of the time of delivery of this Prospectus or any applicable prospectus supplement or of any sale of the Securities. The Company’s business, financial condition, results of operations and prospects may have changed since those dates.

This Prospectus is part of the Registration Statement. Under the Registration Statement, we may, from time to time, sell Securities described in this Prospectus in one or more offerings up to an aggregate offering amount of USD$100,000,000. This Prospectus, which constitutes part of the Registration Statement, provides you with a general description of the Securities that we may offer. Each time we sell Securities under the Registration Statement, we will provide a prospectus supplement that will contain specific information about the terms of that offering of Securities.

A prospectus supplement may also add, update or change information contained in this Prospectus. Before you invest, you should read both this Prospectus and any applicable prospectus supplement together with additional information described under the heading “Documents Incorporated By Reference”. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC, or the schedules or exhibits that are part of the Registration Statement. Investors in the United States should refer to the Registration Statement and the exhibits thereto for further information with respect to the Company and Securities.

FINANCIAL INFORMATION

All dollar amounts set forth in this Prospectus and in the documents incorporated by reference herein are in United States dollars unless otherwise indicated. All financial information in this Prospectus and in the documents incorporated by reference herein has, unless stated otherwise, been derived from the financial statements presented in accordance with IFRS as issued by the International Accounting Standards Board.

The Company prepares its financial statements in United States dollars. Unless otherwise indicated, all references to “USD$” in this Prospectus are to United States dollars and all references to “CDN$” are to Canadian dollars. On March 20, 2024 the daily average exchange rate for Canadian dollars in terms of United States dollars as reported by the Bank of Canada was USD$1.00 = CDN$1.3559.

The following table sets forth, for each of the periods indicated, the high, low, and average daily average rates and the spot rate at the end of the period for USD$1.00 in terms of Canadian dollars, as reported by the Bank of Canada.

	Year Ended September 30
	2023	2022	2021
Period End	1.3520	1.3707	1.2741
Average	1.3486	1.2772	1.2642
High	1.3856	1.3726	1.3349
Low	1.3128	1.2329	1.2040

NON-GAAP FINANCIAL MEASURES

In documents incorporated or deemed incorporated by reference herein, the Company may refer to certain non-IFRS performance measures such as Adjusted EBITDA and working capital. Such measures are not reported in accordance with IFRS and have limitations as analytical tools. These performance measures have no standardized meaning under IFRS and therefore amounts presented may not be comparable to similar data presented by other companies. Adjusted EBITDA is defined as gain (loss) from operations, plus stock-based compensation costs and depreciation. We believe Adjusted EBITDA is a useful measure in providing investors with information regarding our financial performance and is an accepted measure of financial performance in our industry. It is not a measure of financial performance under IFRS, and may not be defined and calculated in the same manner by other companies and should not be considered in isolation or as an alternative to IFRS measures. The most directly comparable measure to Adjusted EBITDA calculated in accordance with IFRS is income (loss) from operations. The Company defines working capital as current assets less current liabilities. These measures should not be considered in isolation or as a substitute for any standardized measure under IFRS. The data is intended to provide additional information to investors about the Company’s financial performance and should not be considered in isolation or as a substitute for measures of financial performance such as income (loss) from operations or other data reported in accordance with IFRS.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar authorities in each of the provinces and territories of Canada. Copies of the documents incorporated herein by reference may be obtained from the securities commissions or similar authorities in Canada through SEDAR+ at www.sedarplus.ca and from the SEC through EDGAR at www.sec.gov.

The following documents are specifically incorporated by reference in, and form an integral part of, this Prospectus:

(a)	the annual information form of the Company for the financial year ended September 30, 2023 dated January 2, 2024 (the “Annual Information Form”);

(b)	the audited consolidated financial statements of the Company, and the notes thereto, for the years ended September 30, 2023 and September 30, 2022;

(c)	management’s discussion and analysis of financial condition and results of operations for the years ended September 30, 2023 and September 30, 2022 (the “Annual MD&A”);

(d)	the unaudited interim consolidated financial statements of the Company, and the notes thereto, for the three months ended December 31, 2023 and December 31, 2022;

(e)	management’s discussion and analysis of financial condition and results of operations for the three months ended December 31, 2023 and December 31, 2022 (the “Interim MD&A”);

(f)	the management information circular of the Company dated February 21, 2023 distributed in connection with the Company’s annual and special meeting of shareholders held on March 24, 2023; and

(g)	the management information circular of the Company dated February 22, 2024 distributed in connection with the Company’s annual and special meeting of shareholders to be held on March 28, 2024.

Any document of the type referred to in section 11.1 of Form 44-101F1 of National Instrument 44-101 – Short Form Prospectus Distributions (other than confidential material change reports, if any) filed by the Company with the securities commissions or similar regulatory authorities in Canada after the date of this Prospectus and all prospectus supplements, disclosing additional or updated information filed pursuant to the requirements of applicable securities legislation in Canada and during the period that this Prospectus is effective, shall be deemed to be incorporated by reference in this Prospectus. In addition, any “template version” of “marketing materials” (as defined in National Instrument 41-101 – General Prospectus Requirements) filed after the date of a prospectus supplement and prior to the termination of the offering of Securities to which such prospectus supplement relates, shall be deemed to be incorporated by reference into such prospectus supplement. The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to the Company and prospective purchasers of Securities should review all information contained in this Prospectus and the documents incorporated or deemed to be incorporated herein by reference.

To the extent that any document or information incorporated by reference into this Prospectus is included in a report that is filed with the SEC pursuant to the Exchange Act after the date of this Prospectus, such documents or information shall also be deemed to be incorporated by reference as an exhibit to the Registration Statement of which this Prospectus forms a part (in the case of a report on Form 6-K, if and to the extent expressly provided in such report).

Upon a new annual information form and related annual consolidated financial statements being filed by the Company with the applicable securities regulatory authorities while this Prospectus is effective, the previous annual information form, the previous annual consolidated financial statements and all interim consolidated financial statements, and in each case the accompanying management’s discussion and analysis, any information circular (other than relating to an annual meeting of shareholders of the Company) filed prior to the commencement of the financial year of the Company in which the new annual information form is filed and material change reports filed prior to the commencement of the financial year of the Company in which the new annual information form is filed shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus. Upon interim consolidated financial statements and the accompanying management’s discussion and analysis being filed by the Company with the applicable securities regulatory authorities during the duration that this Prospectus is effective, all interim consolidated financial statements and the accompanying management’s discussion and analysis filed prior to the new interim consolidated financial statements shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities under this Prospectus. Upon a new information circular relating to an annual meeting of shareholders of the Company being filed by the Company with the applicable securities regulatory authorities during the period that this Prospectus is effective, the information circular for the previous annual meeting of shareholders of the Company shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities under this Prospectus.

A prospectus supplement containing the specific terms of an offering of Securities and other information relating to the Securities will be delivered to prospective purchasers of such Securities together with this Prospectus and will be deemed to be incorporated into this Prospectus as of the date of such prospectus supplement but only for the purpose of the offering of the Securities covered by that prospectus supplement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not constitute a part of this Prospectus, except as so modified or superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of such a modifying or superseding statement shall not be deemed an admission or any purpose that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

Copies of the documents incorporated herein by reference may also be obtained on request without charge from the Secretary of the Company at 6688 Kitimat Road, Mississauga, Ontario, Canada L5N 1P8 +1 (905) 855-4627.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been filed with the SEC as part of the Registration Statement of which this Prospectus is a part insofar as required by the SEC’s Form F-10:

(a)	the documents listed under the heading “Documents Incorporated By Reference” in this Prospectus;

(b)	the consent of MNP LLP, the Company’s independent auditors;

(c)	the consent of Goodman & Associates LLP, the Company’s former independent auditors;

(d)	powers of attorney of the Company’s directors and officers, included on the signature pages of the Registration Statement; and

(e)	a form of Debt Securities indenture.

A copy of any underwriting agreement, agency agreement, warrant indenture, subscription receipt agreement, debt securities indenture, statement of eligibility of trustee on Form T-1, or similar agreement that is required to be filed, as applicable, will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with the SEC under the Exchange Act.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES AND AGENT FOR SERVICE OF PROCESS

The Company is a corporation incorporated under and governed by the OBCA. Most of the directors and officers of the Company, and the experts named in this Prospectus, are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets, and a certain portion of the Company's assets, are located outside the United States. As a result, it may be difficult for investors who reside in the United States to effect service of process upon these persons in the United States, or to enforce a U.S. court judgment predicated upon the civil liability provisions of the U.S. federal securities laws against the Company or any of these persons. There is substantial doubt whether an action could be brought in Canada in the first instance predicated solely upon U.S. federal securities laws. A final judgment for a liquidated sum in favour of a private litigant granted by a United States court and predicated solely upon civil liability under United States federal securities laws would, subject to certain exceptions identified in the law of individual provinces of Canada, likely be enforceable in Canada if the United States court in which the judgment was obtained had a basis for jurisdiction in the matter that would be recognized by the domestic Canadian court for the same purposes. There is a significant risk that a given Canadian court may not have jurisdiction or may decline jurisdiction over a claim based solely upon United States federal securities law on application of the conflict of laws principles of the province in Canada in which the claim is brought.

The Company has filed or will file with the SEC, concurrently with the Registration Statement of which this Prospectus is a part, an appointment of agent for service of process on Form F-X. Under the Form F-X, the Company appointed Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, NY 10168 as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Company in a United States court arising out of or related to or concerning the offering of the Securities under this Prospectus and the Registration Statement. However, it may be difficult for United States investors to effect service of process within the United States upon those officers or directors who are not residents of the United States, or to realize in the United States upon judgments of courts of the United States predicated upon the Company’s civil liability and the civil liability of such officers or directors under United States federal securities laws or the securities or “blue sky” laws of any state within the United States.

THE COMPANY

Name and Incorporation

The Company’s full corporate name is Electrovaya Inc., which, as used herein, refers to Electrovaya Inc., its predecessor corporations and all of its subsidiaries (unless the context otherwise requires).

The Company was incorporated under the OBCA in September 1996 and the Common Shares were listed on the TSX under the ticker symbol “EFL” in November 2000. On March 26, 2002, shareholders approved the change of the Company’s name to “Electrovaya Inc.” from “Electrofuel Inc.”

The Company designs, develops and manufactures lithium-ion batteries and systems for materials handling electric vehicles, primarily warehouse forklifts, as well as for other electric transportation applications and electric stationary storage and other battery markets. The Company has a team of mechanical, electrical, electrochemical, materials science, battery and system engineers able to provide clients with a “complete solution” for their energy and power requirements.

Intercorporate Relationships

The following diagram illustrates the intercorporate relationships between the Company and its material subsidiaries, and the percentage of votes attached to all voting securities of the material subsidiary owned, controlled, or directed, directly or indirectly, by the Company, and the subsidiary’s respective jurisdiction of formation.

Recent Developments

The Company ended its Q1 2024 fiscal quarter on December 31, 2024 with USD$0.6 million of cash on hand and had drawn $12.1 million of its working capital facility with a maximum availability of $12.1 million. On February 14, 2024, the Company announced its credit facility has been increased from CDN$16 million to CDN$22 million, with uncommitted accordions up to CDN$4 million to increase the facility to CDN$26 million in the future. This facility will support the Company’s working capital needs in connection with its continued sales and production growth. In addition, it has extended the term to maturity from March 31, 2024 to July 29, 2025.

For additional information with respect to the Company’s business, operations and financial condition, refer to the Annual Information Form, Annual MD&A and Interim MD&A, each available on SEDAR+ at www.sedarplus.ca and on EDGAR at www.sec.gov, and which are incorporated herein by reference.

CONSOLIDATED CAPITALIZATION

Other than the increase to the Company’s working capital credit facility described under “The Company – Recent Developments” above, there have been no material changes to the Company’s consolidated capitalization since the date of the Company’s interim consolidated financial statements as at and for the three months ended December 31, 2023 and 2022 which have not been disclosed in this Prospectus or the documents incorporated by reference.

The applicable prospectus supplement will describe any material changes, and the effect of such material changes on the share and loan capitalization of the Company that will result from the issuance of Securities pursuant to each prospectus supplement, and will also describe previous issuances of Common Shares and securities convertible into Common Shares for the twelve months prior to the applicable prospectus supplement.

USE OF PROCEEDS

The Securities offered by this Prospectus may be offered from time to time at the discretion of the Company in one or more series or issuances with an aggregate offering amount not to exceed USD$100,000,000. The net proceeds derived from the issue of the Securities, or any one of them, under any prospectus supplement will be the aggregate offering amount thereof less any commission and other issuance costs paid in connection therewith. The net proceeds cannot be estimated as the amount thereof will depend on the number and price of the Securities issued under any prospectus supplement. The use of the net proceeds from the sale of Securities will be described in a prospectus supplement relating to a specific offering of such Securities.

Unless otherwise specified in a prospectus supplement, the net proceeds from the sale of Securities by the Company for cash will be used for general corporate purposes, including funding ongoing operation and/or capital requirements, reducing the level of indebtedness outstanding from time to time, capital investments in its Jamestown and Kitimat facilities, discretionary capital programs and potential future acquisitions. Each prospectus supplement will contain specific information, if any, concerning the use of proceeds from that sale of Securities.

All expenses relating to an offering of Securities and any compensation paid to underwriters, dealers or agents, as the case may be, will be paid out of the Company’s funds, unless otherwise stated in the applicable prospectus supplement.

The Company has reported negative cash flow from operating activities for the fiscal year ended September 30, 2023. The Company has also historically reported negative cash flow from operating activities for prior fiscal years. To the extent that the Company has negative cash flow from operating activities in future periods, the Company may need to use a portion of the net proceeds from any offering to fund such negative cash flow. The extent to which it will do so will depend on a number of factors, including the Company’s financial requirements at the time, the availability of other funds (including the availability of amounts under its credit facility ) and the timing and size of any offering of securities.

EXEMPTIONS

Pursuant to a decision of the Autorité des Marchés Financiers dated February 29, 2024, the Company was granted a permanent exemption from the requirement to translate into French this Prospectus as well as the documents incorporated by reference herein and any prospectus supplement to be filed in relation to an “at-the-market” distribution. This exemption is granted on the condition that this Prospectus and any prospectus supplement (other than in relation to an “at-the-market” distribution) be translated into French if the Company offers Securities to Québec purchasers in connection with an offering other than in relation to an “at-the-market” distribution.

PLAN OF DISTRIBUTION

The Company may sell the Securities, separately or together, to or through underwriters or dealers purchasing as principals for public offering and sale by them, and also may sell Securities to one or more other purchasers directly or through agents. Each prospectus supplement will set forth the terms of the offering, including the name or names of any underwriters or agents, the purchase price or prices of the Securities (or the manner of determination thereof if offered on a non-fixed price basis, including sales in transactions that are deemed to be “at-the-market distributions” as defined in NI 44-102), and the proceeds to the Company from the sale of the Securities.

The Securities may be sold from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The prices at which the Securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of Securities at a fixed price or prices, the underwriters have made a reasonable effort to sell all of the Securities at the initial offering price fixed in the applicable prospectus supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such prospectus supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid by the underwriters to the Company.

The sale of Common Shares may be effected from time to time in one or more transactions at non-fixed prices pursuant to transactions that are deemed to be “at-the-market distributions” as defined in NI 44-102, including sales made directly on the TSX, NASDAQ, or other existing trading markets for the Common Shares, and as set forth in the prospectus supplement for such purpose.

Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

Sales of Common Shares under an “at-the-market distribution”, if any, will be made pursuant to an accompanying prospectus supplement. Sales of Common Shares under any “at-the-market” program will be made in transactions that are “at-the-market distributions” as defined in NI 44-102. The volume and timing of any “at-the- market distributions” will be determined at the Company’s sole discretion.

Unless otherwise specified in the relevant prospectus supplement, in connection with any offering of Securities, other than an “at-the-market distribution”, the underwriters, dealers or agents who participate in the distribution of Securities may over-allot or effect transactions intended to maintain or stabilize the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. No underwriter involved in an “at-the-market distribution”, no affiliate of such an underwriter and no person or company acting jointly or in concert with such an underwriter may over-allot Common Shares in connection with the distribution or may effect any other transactions that are intended stabilize or maintain the market price of the Common Shares in connection with an “at-the-market distribution”.

Unless stated to the contrary in any prospectus supplement, the Securities have not been and will not be registered under the U.S. Securities Act or any state securities laws and may not be offered, sold or delivered within the United States or to U.S. persons within the meaning of Regulation S under the U.S. Securities Act, except in certain transactions that are exempt from the registration requirements of the U.S. Securities Act. In addition, until 40 days after the commencement of an offering of Securities, an offer or sale of the Securities within the United States or to U.S. persons by any dealer, whether or not participating in the offering, may violate the registration requirements of the U.S. Securities Act if such offer or sale is made otherwise than in accordance with an exemption from the registration requirements of the U.S. Securities Act.

EARNINGS COVERAGE RATIOS

Earnings coverage ratios will be provided as required in the applicable prospectus supplement with respect to the issuance of Debt Securities pursuant to this Prospectus.

DESCRIPTION OF COMMON SHARES

The Company is authorized to issue an unlimited number of Common Shares. The holders of Common Shares are entitled to dividends as and when declared by the board of directors of the Company, to one vote per share at meetings of shareholders of the Company and, upon liquidation, to receive such assets of the Company as are distributable to the holders of Common Shares after payment of the Company’s creditors. All Common Shares outstanding on completion of the offering of Securities hereunder will be fully paid and non-assessable. There are no pre-emptive rights or conversion rights attached to the Common Shares. There are also no redemption, retraction or purchase for cancellation or surrender provisions, sinking or purchase fund provisions, or any provisions as to the modification, amendment or variation of any such rights or provisions attached to the Common Shares.

Provisions as to the modification, amendment or variation of the rights attached to the Common Shares are contained in the Company’s bylaws and the OBCA. Generally speaking, substantive changes to the authorized share structure require the approval of the Company’s shareholders by special resolution (at least two-thirds of the votes cast).

DESCRIPTION OF DEBT SECURITIES

The following sets forth certain general terms and provisions of the Debt Securities. The particular terms and provisions of the Debt Securities offered pursuant to any accompanying prospectus supplement, and the extent to which the general terms and provisions described below may apply to such Debt Securities, will be described in such prospectus supplement.

The Debt Securities will be issued under one or more indentures, in each case between the Company and a trustee determined by the Company in accordance with applicable laws. A copy of any such indenture will be available on SEDAR+ at www.sedarplus.ca and on EDGAR at www.sec.gov.

The Debt Securities will be direct obligations of the Company and may be guaranteed by one or more subsidiaries of the Company. The Debt Securities may be senior or subordinated indebtedness of the Company and may be secured or unsecured, all as will be described in the relevant prospectus supplement.

The prospectus supplement relating to any Debt Securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

(a)	the designation of the Debt Securities;

(b)	any limit upon the aggregate principal amount of the Debt Securities;

(c)	the date or dates on which the principal and any premium of the series of the Debt Securities is payable;

(d)	the rate or rates at which the series of the Debt Securities shall bear interest, if any, the date or dates from which such interest shall accrue, on which such interest shall be payable and on which a record, if any, shall be taken for the determination of holders to whom such interest shall be payable and/or the method or methods by which such rate or rates or date or dates shall be determined;

(e)	the authorized denominations of the Debt Securities;

(f)	the right, if any, of the Company to redeem the series of the Debt Securities, in whole or in part, at its option and the period or periods within which, the price or prices at which and any terms and conditions upon which, the series of the Debt Securities may be so redeemed, pursuant to any sinking fund or otherwise;

(g)	the obligation, if any, of the Company to redeem, purchase or repay the series of the Debt Securities pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a holder thereof and the price or prices at which, the period or periods within which, the date or dates on which, and any terms and conditions upon which, the series of the Debt Securities shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

(h)	whether and under what circumstances the series of the Debt Securities will be convertible into or exchangeable for securities of the Company;

(i)	any terms for subordination of the Debt Securities;

(j)	whether the Debt Securities will be secured by any assets or guaranteed by any subsidiaries of the Company;

(k)	any events of default or covenants with respect to the Debt Securities;

(l)	the currency or currencies in which the series of the Debt Securities are issuable;

(m)	any trustees, depositaries, authenticating or paying agents, transfer agents or registrars or any other agent with respect to the series of the Debt Securities; and

(n)	any other material terms and conditions of the series of the Debt Securities.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

The following sets forth certain general terms and provisions of the Subscription Receipts. The prospectus supplement relating to any Subscription Receipts offered will include specific terms and provisions of the Subscription Receipts being offered thereby, and the extent to which the general terms and provisions described below may apply to them.

Subscription Receipts will be exchangeable, for no additional consideration, into Common Shares, Debt Securities, Warrants or Units upon the satisfaction of certain conditions. The Subscription Receipts will be issued under one or more subscription receipt agreements, in each case between the Company and a subscription receipt agent determined by the Company. A copy of any such subscription receipt agreement will be available on SEDAR+ at www.sedarplus.ca and on EDGAR at www.sec.gov. Subscription Receipts may be offered separately or together with Common Shares, Debt Securities, Warrants or Units.

The particular terms and provisions of Subscription Receipts offered by this Prospectus will be described in the prospectus supplement filed in respect of such Subscription Receipts. This description will include some or all of the following:

(a)	the aggregate number of Subscription Receipts offered;

(b)	the price at which the Subscription Receipts will be offered;

(c)	the terms, conditions and procedures for the conversion of the Subscription Receipts into other Securities;

(d)	the dates or periods during which the Subscription Receipts are convertible into other Securities;

(e)	the designation, number and terms of the other Securities that may be exchanged upon conversion of each Subscription Receipt;

(f)	the designation, number and terms of any other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each Security;

(g)	whether such Subscription Receipts are to be issued in registered form, “book-entry only” form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

(h)	terms applicable to the gross or net proceeds from the sale of the Subscription Receipts plus any interest earned thereon;

(i)	certain material Canadian tax consequences of owning the Subscription Receipts; and

(j)	any other material terms and conditions of the Subscription Receipts.

Prior to the exchange of their Subscription Receipts, holders of Subscription Receipts will not have any of the rights of holders of the Securities to be received on the exchange of the Subscription Receipts.

DESCRIPTION OF WARRANTS

The following sets forth certain general terms and provisions of the Warrants. The prospectus supplement relating to any Warrants offered will include specific terms and provisions of the Warrants being offered thereby, and the extent to which the general terms and provisions described below may apply to them.

Each series of Warrants may be issued under a separate warrant indenture to be entered into between the Company and one or more trust companies acting as Warrant agent or may be issued as stand-alone certificates. The applicable prospectus supplement will include details of the Warrant agreements, if any, governing the Warrants being offered. The Warrant agent, if any, will be expected to act solely as the agent of the Company and will not assume a relationship of agency with any holders of Warrant certificates or beneficial owners of Warrants. A copy of any such warrant indenture will be available on SEDAR+ at www.sedarplus.ca and on EDGAR at www.sec.gov. Warrants may be offered separately or together with Common Shares, Debt Securities, Subscription Receipts or Units.

The particular terms and provisions of Warrants offered by this Prospectus will be described in the prospectus supplement filed in respect of such Warrants. This description will include some or all of the following:

(a)	the designation of the Warrants;

(b)	the aggregate number of Warrants offered and the offering price;

(c)	the designation, number and terms of the other Securities purchasable upon exercise of the Warrants, and procedures that will result in the adjustment of those numbers;

(d)	the exercise price of the Warrants;

(e)	the dates or periods during which the Warrants are exercisable including any “early termination” provisions;

(f)	the designation, number and terms of any Securities with which the Warrants are issued; if the Warrants are issued as a unit with another Security, the date on and after which the Warrants and the other Security will be separately transferable;

(g)	whether such Warrants are to be issued in registered form, “book-entry only” form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

(h)	any minimum or maximum amount of Warrants that may be exercised at any one time;

(i)	whether such Warrants will be listed on any securities exchange;

(j)	any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants;

(k)	certain material Canadian tax consequences of owning the Warrants; and

(l)	any other material terms and conditions of the Warrants.

Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the Securities to be received on the exercise of the Warrants.

DESCRIPTION OF UNITS

The following sets forth certain general terms and provisions of the Units. The prospectus supplement relating to any Units offered will include specific terms and provisions of the Units being offered thereby, and the extent to which the general terms and provisions described below may apply to them.

The particular terms and provisions of Units offered by this Prospectus will be described in the prospectus supplement filed in respect of such Units. This description will include some or all of the following:

(a)	the aggregate number of Units offered;

(b)	the price at which the Units will be offered;

(c)	the designation, number and terms of the Securities comprising the Units;

(d)	whether the Units will be issued with any other Securities and, if so, the amount and terms of these Securities;

(e)	terms applicable to the gross or net proceeds from the sale of the Units plus any interest earned thereon;

(f)	the date on and after which the Securities comprising the Units will be separately transferable;

(g)	whether the Securities comprising the Units will be listed on any securities exchange;

(h)	whether such Units or the Securities comprising the Units are to be issued in registered form, “book- entry only” form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

(i)	any terms, procedures and limitations relating to the transferability, exchange or exercise of the Units;

(j)	certain material Canadian tax consequences of owning the Units; and

(k)	any other material terms and conditions of the Units.

TRADING PRICE AND VOLUME

The outstanding Common Shares are listed and posted for trading in Canada on the TSX and in the United States on NASDAQ under the symbol “ELVA”. Trading prices and volumes of the Common Shares for the previous 12-month period will be provided, as required, in any prospectus supplement with respect to an offering of Securities.

PRIOR SALES

Information in respect of prior sales of Common Shares and other Securities distributed under this Prospectus and for securities that are convertible into or exchangeable for Common Shares or such other Securities within the previous 12-month period will be provided, as required, in a prospectus supplement with respect to the issuance of Common Shares and/or other Securities pursuant to such prospectus supplement.

RISK FACTORS

An investment in the securities of the Company is speculative and subject to risks and uncertainties. The occurrence of any one or more of these risks or uncertainties could have a material adverse effect on the value of any investment in the Company and the business, prospects, financial position, financial condition or operating results of the Company. Additional risks and uncertainties not presently known to the Company or that the Company currently deems immaterial may also impair the Company’s business operations.

Prospective investors should carefully consider all information contained in this Prospectus, including all documents incorporated by reference, and in particular should give special consideration to the risk factors under the section titled “Risk Factors” in the Annual Information Form, which is incorporated by reference in this Prospectus and which may be accessed on the Company’s SEDAR+ profile at www.sedarplus.ca and on its EDGAR profile at www.sec.gov, and the information contained in the section entitled “Cautionary Note Regarding Forward-Looking Information”. Purchasers should also consider the risk factors set forth below and the risk factors set forth in any prospectus supplement.

The risks and uncertainties described or incorporated by reference in this Prospectus are not the only ones the Company may face. If any such risks actually occur, the Company’s business, financial condition or results of operations could be materially adversely affected, with the result that the trading price of the Common Shares could decline and investors could lose all or part of their investment.

Risk Factors

Risks Related to the Securities

The Company may require additional financing in the future. Sales of Securities may dilute existing securityholders’ interests and have an effect on the market price of the Common Shares.

Future sales or issuances of debt or equity securities could decrease the value of any existing Common Shares, dilute investors’ voting power, reduce our earnings per share and make future sales of our equity securities more difficult.

The Company may sell or issue additional debt or equity securities in offerings to finance its operations, exploration, development, acquisitions or other projects. The Company cannot predict the size of future sales and issuances of debt or equity securities or the effect, if any, that future sales and issuances of debt or equity securities will have on the market price of the Common Shares.

Sales or issuances of a substantial number of equity securities, or the perception that such sales could occur, may adversely affect prevailing market prices for the Common Shares. With any additional sale or issuance of equity securities, investors will suffer dilution of their voting power and may experience dilution in the Company’s earnings per share. Sales of Common Shares by our shareholders might also make it more difficult for the Company to sell equity securities at a time and price that we deem appropriate.

If the Company raises funds by issuing debt securities, those debt securities could have rights, preferences and privileges senior to those of holders of Common Shares. The terms of debt securities issued or borrowings pursuant to credit agreements could impose significant restrictions on the Company’s ability to operate its business.

Market price of Common Shares.

The market price of the Common Shares could fluctuate significantly. The market price of the Common Shares may fluctuate based on a number of factors, including:

●	the Company’s operating performance and the performance of competitors and other similar companies;

●	the market’s reaction to the issuance of securities or to other financing;

●	changes in general economic conditions;

●	the number of Common Shares outstanding;

●	the arrival or departure of key personnel; and

●	acquisitions, strategic alliances or joint ventures involving the Company or its competitors.

In addition, the market price of the Common Shares is affected by many variables not directly related to the Company’s success and not within the Company’s control, including developments that affect the industry as a whole, the breadth of the public market for the Common Shares, and the attractiveness of alternative investments. In addition, securities markets have recently experienced an extreme level of price and volume volatility, and the market price of securities of many companies has experienced wide fluctuations which have not necessarily been related to the operating performance, underlying asset values or prospects of such companies. As a result of these and other factors, the Company’s share price may be volatile in the future.

Future sales by existing shareholders could cause our share price to fall.

Future sales of Common Shares by shareholders of the Company could decrease the value of the Common Shares. The Company cannot predict the size of future sales by shareholders of the Company, or the effect, if any, that such sales will have on the market price of the Common Shares. Sales of a substantial number of Common Shares, or the perception that such sales could occur, may adversely affect prevailing market prices for the Common Shares.

The Company has never paid a dividend and may not pay any cash dividends in the foreseeable future.

The Company has not paid any dividends historically and there is no certainty that any dividend may be declared in the future.

Management will have discretion in the use of proceeds from any sale of Securities.

While detailed information regarding the use of proceeds from the sale of Securities will be described in the applicable prospectus supplement, the Company will have broad discretion in the actual application of the net proceeds, and may elect to allocate proceeds differently from that described in such prospectus supplement if it believes it would be in its best interests to do so as circumstances change. You may not agree with how the Company allocates or spends the proceeds from any such offering. The failure by the Company to apply such funds effectively could have a material adverse effect on the Company’s business, financial condition and results of operations.

There is no assurance of a sufficient liquid trading market for the Common Shares in the future.

Shareholders of the Company may be unable to sell significant quantities of Common Shares into the public trading markets without a significant reduction in the price of their Common Shares, or at all. There can be no assurance that there will be sufficient liquidity of the Common Shares on the trading market, and that the Company will continue to meet the listing requirements of the TSX or achieve listing on any other public listing exchange.

There is currently no market through which the Securities, other than Common Shares, may be sold.

There is currently no market through which the Securities, other than Common Shares, may be sold and, unless otherwise specified in the applicable prospectus supplement, the Debt Securities, Warrants, Subscription Receipts, or Units will not be listed on any securities or stock exchange or any automated dealer quotation system. As a consequence, purchasers may not be able to resell such Debt Securities, Warrants, Subscription Receipts, or Units purchased under this Prospectus. This may affect the pricing of the Securities, other than Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these securities and the extent of issuer regulation. There can be no assurance that an active trading market for the Securities, other than Common Shares, will develop or, if developed, that any such market, including for Common Shares, will be sustained.

The Debt Securities may be unsecured and will rank equally in right of payment with all of our other future unsecured debt.

The Debt Securities may be unsecured and will rank equally in right of payment with all of our other existing and future unsecured debt. The Debt Securities may be effectively subordinated to all of our existing and future secured debt to the extent of the assets securing such debt. If we are involved in any bankruptcy, dissolution, liquidation or reorganization, the secured debt holders would, to the extent of the value of the assets securing the secured debt, be paid before the holders of unsecured debt securities, including the debt securities. In that event, a holder of Debt Securities may not be able to recover any principal or interest due to it under the Debt Securities.

In addition, the collateral, if any, and all proceeds therefrom, securing any Debt Securities may be subject to higher priority liens in favor of other lenders and other secured parties which may mean that, at any time that any obligations that are secured by higher ranking liens remain outstanding, actions that may be taken in respect of the collateral (including the ability to commence enforcement proceedings against the collateral and to control the conduct of such proceedings) may be at the direction of the holders of such indebtedness.

Additional Risks Related to the Business

The Company May Be Impacted by Inflationary Pressures

General inflationary pressures in the macroeconomic environment may affect labor and other costs, which could have a material adverse effect on the Company’s financial condition, results of operations and the capital expenditures required to advance the Company’s business plans. There can be no assurance that any governmental action taken to control inflationary or deflationary cycles will be effective or whether any governmental action may contribute to economic uncertainty.

Governmental action to address inflation or deflation may also affect currency values. Accordingly, inflation and any governmental response thereto may have a material adverse effect on the Company’s business, results of operations, cash flow, financial condition and the price of the Company’s securities.

It may be difficult to enforce judgment against directors not resident in Canada.

Much of the Company’s business is conducted outside of Canada. Accordingly, it may be difficult for investors to enforce within Canada any judgments obtained against the Company, including judgments predicated upon the civil liability provisions of applicable Canadian securities laws. Consequently, investors may be effectively prevented from pursuing remedies against the Company under Canadian securities laws or otherwise.

Two of the Company’s directors resides outside of Canada and substantially all of these directors’ assets are outside of Canada. It may not be possible for shareholders to effect service of process against the Company’s directors and officers who are not resident in Canada. In the event a judgment is obtained in a Canadian court against one or more of our directors or officers for violations of Canadian securities laws or otherwise, it may not be possible to enforce such judgment against those directors and officers not resident in Canada. Additionally, it may be difficult for an investor, or any other person or entity, to assert Canadian securities law claims or otherwise in original actions instituted in the United States. Courts in this jurisdiction may refuse to hear a claim based on a violation of Canadian securities laws or otherwise on the grounds that such jurisdiction is not the most appropriate forum to bring such a claim. Even if a foreign court agrees to hear a claim, it may determine that the local law, and not Canadian law, is applicable to the claim. If Canadian law is found to be applicable, the content of applicable Canadian law must be proven as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by foreign law.

AUDITORS, TRANSFER AGENT AND REGISTRAR

The Company’s auditors are MNP LLP, Chartered Professional Accountants, Toronto, Ontario. MNP LLP is independent of the Company in accordance with the Rules of Professional Conduct of the Chartered Professional Accountants of Ontario. The transfer agent and registrar for the Common Shares and Warrants is TSX Trust Company at its principal offices in Toronto, Ontario.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Indemnification of Directors and Officers

Under the OBCA, the Company may indemnify a director or officer of the Company, a former director or officer of the Company or another individual who acts or acted at the Company's request as a director or officer, or an individual acting in a similar capacity, of another entity (each of the foregoing, an "individual"), against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Company or other entity, on the condition that (i) such individual acted honestly and in good faith with a view to the best interests of the Company or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Company's request; and (ii) if the matter is a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Company shall not indemnify the individual unless the individual had reasonable grounds for believing that his or her conduct was lawful.

Further, the Company may, with the approval of a court, indemnify an individual in respect of an action by or on behalf of the Company or other entity to obtain a judgment in its favour, to which the individual is made a party because of the individual's association with the Company or other entity as a director or officer, a former director or officer, an individual who acts or acted at the Company's request as a director or officer, or an individual acting in a similar capacity, against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfills the conditions in (i) and (ii) above. Such individuals are entitled to indemnification from the Company in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual's association with the Company or other entity as described above, provided the individual seeking an indemnity: (A) was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and (B) fulfills the conditions in (i) and (ii) above.

The by-laws of the Company provide that, subject to the OBCA, the Company shall indemnify each director and officer of the Company, each former director and officer of the Company each individual who acts or acted at the Company's request as a director or officer of a body corporate of which the Company is or was a shareholder or creditor, and the respective heirs and legal representatives of each of the foregoing, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal or administrative action to which such individual is made a party by reason of being or having been a director or officer of the Company or of a body corporate of which the Company is or was a shareholder or creditor, if: (i) the individual acted honestly and in good faith with a view to the best interests of the Company and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual's conduct was lawful.

The Company maintains directors' and officers' liability insurance for the benefit of the Company’s directors and officers and those of the Company’s subsidiaries.

Insofar as indemnification for liabilities arising under the U.S. Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the U.S. Securities Act, and is therefore unenforceable.

EXHIBIT INDEX

Exhibit Number	Description
4.1	The annual information form of the Company for the financial year ended September 30, 2023, dated January 2, 2024 (incorporated by reference to Exhibit 99.1 of the Company’s Annual Report on Form 40-F, filed with the SEC on January 16, 2024)

4.2	The audited consolidated financial statements of the Company, and the notes thereto, for the years ended September 30, 2023, and September 30, 2022 (incorporated by reference to Exhibit 99.2 of the Company’s Annual Report on Form 40-F, filed with the SEC on January 16, 2024)

4.3	Management's discussion and analysis of financial condition and results of operations for the years ended September 30, 2023 and September 30, 2022 (incorporated by reference to Exhibit 99.3 of the Company’s Annual Report on Form 40-F, filed with the SEC on January 16, 2024)

4.4	The unaudited interim consolidated financial statements of the Company, and the notes thereto, for the three months ended December 31, 2023 and December 31, 2022 (incorporated by reference to Exhibit 99.1 of the Company’s Form 6-K, furnished with the SEC on February 13, 2024)

4.5	Management’s discussion and analysis of financial condition and results of operations for the three months ended December 31, 2023 and December 31, 2022 (incorporated by reference to Exhibit 99.2 of the Company’s Form 6-K, furnished with the SEC on February 13, 2024)

4.6	The management information circular of the Company dated February 21, 2023 distributed in connection with the Company’s annual and special meeting of shareholders held on March 24, 2023 (incorporated by reference to Exhibit 99.100 of the Company’s Registration Statement on Form 40-F, filed with the SEC on June 22, 2023)

4.7	The management information circular of the Company dated February 22, 2024 distributed in connection with the Company’s annual and special meeting of shareholders to be held on March 28, 2024 (incorporated by reference to Exhibit 99.1 of the Company’s Form 6-K, furnished with the SEC on March 1, 2024)

5.1	Consent of MNP LLP

5.2	Consent of Goodman & Associates LLP

6.1	Powers of Attorney (contained on the signature page hereto)

7.1	Form of Debt Securities Indenture

107	Filing Fee Table

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process

A written Appointment of Agent for Service of Process and Undertaking on Form F-X for the Registrant and its agent for service of process is being filed concurrently herewith.

Any change to the name or address of the agent for service of process of the Registrant shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this registration statement on Form F-10.

SIGNATURES

Pursuant to the requirements of the U.S. Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mississauga, Country of Canada on March 21, 2024.

ELECTROVAYA INC.

By:	/s/ Raj Das Gupta
	Name:	Raj Das Gupta
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Raj Das Gupta and Francis John Gibson or any of them, his or her true and lawful attorneys-in-fact and agents, each of whom may act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including post-effective amendments, and any and all additional registration statements (including amendments and post-effective amendments thereto) in connection with any increase in the amount of securities registered with the SEC, and to file the same, with all exhibits thereto, and other documents and in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents or any of them or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the U.S. Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Capacity	Date

/s/ Raj Das Gupta	Chief Executive Officer and Director	March 21, 2024
Raj Das Gupta

/s/ Francis John Gibson
Francis John Gibson	Chief Financial Officer	March 21, 2024

/s/ Sankar Das Gupta
Sankar Das Gupta	Director and Executive Chairman of the Board	March 21, 2024

/s/ Carolyn Hansson
Carolyn Hansson	Director	March 21, 2024

/s/ Jim Jacobs
Jim Jacobs	Director	March 21, 2024

/s/ Kartick Kumar
Kartick Kumar	Director	March 21, 2024

/s/ Steven Berkenfeld
Steven Berkenfeld	Director	March 21, 2024

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the U.S. Securities Act of 1933, the undersigned has signed this registration statement, in the capacity of the duly authorized representative of the Registrant in the United States, on March 21, 2024.

By:	/s/ Colleen A De Vries
Name: Colleen A De Vries
Title: Sr. Vice President on behalf of Cogency Global Inc.